EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NMI Holdings, Inc.
Emeryville, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-192540 and No. 333-198835) of NMI Holdings, Inc. of our report dated February 18, 2016, relating to the consolidated financial statements and financial statement schedules which appear in this Form 10K.

/s/ BDO USA, LLP
San Francisco, California

February 18, 2016